                                                                       Exhibit A
                                                                       ---------

                      CATALYST VIDALIA HOLDING CORPORATION
                                   FORM U-3A-2

                               INDEX TO EXHIBIT A





Exhibit A1 -   Catalyst Old River Hydroelectric Limited Partnership audited 1999 financial statements

Exhibit A2 -   Catalyst Vidalia Corporation unaudited 1999 financial statements

Exhibit A3 -   Catalyst Vidalia Holding Corporation unaudited 1999 consolidated financial statements

Exhibit A4 -   Catalyst Vidalia Holding Corporation unaudited 1999 consolidating financial statements

                                                                      Exhibit A1
                                                                      ----------




              CATALYST OLD RIVER HYDROELECTRIC LIMITED PARTNERSHIP

                        AUDITED 1999 FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Corporation (File number 69-00443) on February 23, 2000.

                                                                      Exhibit A2
                                                                      ----------


                          CATALYST VIDALIA CORPORATION

                       UNAUDITED 1999 FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Corporation (File number 69-00443) on February 23, 2000.

                                                                      EXHIBIT A3
                                                                      ----------

               CATALYST VIDALIA HOLDING CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                    UNAUDITED

                                     ASSETS
                                     ------

                                                              DECEMBER 31,          DECEMBER 31,
                                                                 1998                  1999
                                                           ----------------       ---------------
Cash and cash equivalents                                  $            359       $           304
Investment in CORHLP - GP interets                                  150,677               149,054
Investment in CORHLP - LP interest                                        -                33,006
Receivable from DCI plus accrued interest                                 -                22,870
Management fee receivable  CORHLP                                     1,195                 1,157
Other assets                                                            377                    74
                                                           ----------------       ---------------
            Total assets                                   $        152,608       $       206,465
                                                           ================       ===============


                   LIABILITIES AND STOCKHOLDER'S EQUITY
                   ------------------------------------
Liabilities:
       Accounts payable and accrued expenses               $             73       $             8
       Management fee payable  GLP                                        -                   400
       Intercompany  payable to TCG                                   3,216                   500
       Note payable to DCI plus accrued interest                          -                23,116
       Note payable to TCG plus accrued interest                          -                37,427
       Deferred income tax liability                                 17,432                16,695
                                                           ----------------       ---------------
            Total liabilities                                        20,721                78,146
                                                           ----------------       ---------------
Stockholder's equity:
       Common stock                                                       -                     -
       Participating preferred stock                                    134                   134
       Additional paid-in capital                                   114,394               110,591
       Retained earnings                                             17,359                17,594
                                                           ----------------       ---------------
            Total stockholder's equity                              131,887               128,319
                                                           ----------------       ---------------
            Total liabilities and stockholders equity      $        152,608       $       206,465
                                                           ================       ===============


                                                                      EXHIBIT A3
                                                                      ----------

               CATALYST VIDALIA HOLDING CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                 (IN THOUSANDS)

                                    UNAUDITED
                                                     YEAR ENDED
                                                    DECEMBER 31,
                                           ------------------------------
                                                1998             1999
Revenues:
      Equity interest in operating
           results of CORHLP               $     15,724      $       656
      Management fee from CORHLP                  1,616            1,891
      Interest income DCI                             -              650
      Investment income                               4               32
      Other income                                  103                -
                                           ------------      -----------
                                                 17,447            3,229
                                           ------------      -----------

Expenses:
      General and administrative                  2,149              120
      Management consulting fees  GLP               350              750
      Interest expense DCI                            -              616
      Interest expense TCG                            -              977
      Other expense                                (339)             373
                                           ------------      -----------
                                                  2,160            2,836
                                           ------------      -----------

Pre tax income                                   15,287              393

Tax  provision                                   (6,115)           (158)
                                           ------------      -----------
Net income                                 $      9,172      $       235
                                           ============      ===========

                                                                      EXHIBIT A3
                                                                      ----------

               CATALYST VIDALIA HOLDING CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                    UNAUDITED

                                                                                YEAR ENDED
                                                                               DECEMBER 31,
                                                                    ----------------------------------
                                                                         1998                1999
                                                                    --------------      --------------
Cash flows provided by (used in) operations:
   Net income                                                       $        9,172      $          235
   Deferred income taxes                                                     5,939                (736)
   Adjustments to reconcile net income to net
   cash provided by (used  in) operating activities:
       Equity interest in operating results of CORHLP                      (15,724)               (656)
       Distribution from (contribution to ) CORHLP, net                     13,570               5,947
       Investment in CORHLP - LP interest                                        -             (36,675)
       Dividend payout to Century Power                                    (18,500)             (3,803)
       Changes in operating assets and liabilities:
           Other  assets, net                                                  362                 303
           Note receivable DCI plus accrued interest                             -             (22,870)
           Management fee receivable  CORHLP                                 3,801                  38
           Intercompany payable to TCG                                       3,216              (2,716)
           Note payable DCI plus accrued interest                                -              23,116
           Note payable TCG plus accrued interest                                -              37,427
           Management fee payable  GLP                                      (1,600)                400
           Other liabilities, net                                               29                 (65)
                                                                    ---------------     ---------------
Net cash provided by (used in) operating activities                            265                 (55)
                                                                    ---------------     ---------------
Net increase (decrease) in cash and cash equivalents                           265                 (55)
Cash and cash equivalents beginning of the period                               94                 359
                                                                    ---------------     ---------------
Cash and cash equivalents at end of period                          $          359      $          304
                                                                    ===============     ===============

                                                                      EXHIBIT A3
                                                                      ----------

               CATALYST VIDALIA HOLDING CORPORATION AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                    UNAUDITED

                                                                   Shares of                          Additional
                                      Shares                     Participating      Participating       Paid
                                    of Common       Common        Preferred           Preferred          In           Retained
                                      Stock          Stock          Stock               Stock          Capital        Earnings
                                    ---------      --------      -------------      -------------    ------------    ----------
Balance December 31, 1997              1,000       $      -         133,593           $   134         $132,894       $  8,187
Dividend on Preferred Stock                                                                            (18,500)

Net Income                                                                                                              9,172
                                    --------       --------       ---------          --------         --------       --------

Balance December 31, 1998              1,000              -         133,593               134          114,394         17,359

Dividend on Preferred Stock                                                                             (3,803)

Net Income                                                                                                                235
                                    --------       --------       ---------          --------         --------       --------

Balance December 31, 1999              1,000       $     -          133,593             $ 134         $110,591       $ 17,594
                                    ========       ========      ==========          ========         ========       ========


cvhc1299u3a2.xls

                                                                      EXHIBIT A4
                                                                      ----------
                      CATALYST VIDALIA HOLDING CORPORATION
                              VIDALIA HOLDING, LLC
                          CATALYST VIDALIA CORPORATION

               CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 1999

                             (Dollars in Thousands)

                                                                             CONSOLIDATION ENTRIES
                                                             CVHC           ----------------------         CONSOL-
                                                CVC         VH LLC           DEBIT          CREDIT         IDATED
                                              -------      --------         -----------------------        -------
Cash                                              215            89                                            304
Accounts receivable:
  Mgmt  fee receivable CORHLP                   1,157             -                                          1,157
  Receivable from VCH, Inc.                                       -                                              -
  Interest receivable DCI                                       370                                            370

Note receivable DCI                                          22,500                                         22,500

Investment:
 CORHLP                                        47,350        33,006          111,942          10,238       182,060
 CVC                                                        116,817           41,975         158,792             -

Deferred income tax benefits:
 Federal                                                                       4,809           4,809             -
 State                                                                         1,182           1,182             -

Start-up costs net of amortization                               36                                             36

 Other assets                                      30             8                                             38

Intercompany account                              (41)           41                                -             -
                                           ----------    ----------       ----------      ----------    ----------
                                               48,711       172,867          159,908         175,021       206,465
                                           ==========    ==========       ==========      ==========    ==========

Accounts payable and accrued expenses             408                                                          408
Intercompany payable - TCG, Inc.                  500                              -               -           500
Note payable TCG,Inc                                         36,867                                         36,867
Interest payable TCG,Inc                                        560                                            560
Note payable DCI                                             22,500                                         22,500
Interest payable DCI                                            616                                            616
Federal and state income taxes pay - I/C          100         4,069           18,614          14,445             -
Deferred income taxes payable                  34,485         4,068           22,016             158        16,695
                                           ----------    ----------       ----------      ----------    ----------
 Total liabilities                             35,493        68,680           40,630          14,603        78,146
                                           ----------    ----------       ----------      ----------    ----------

Common stock                                                                                                     -
Participating preferred stock                                   134                                            134
Additional paid-in capital                                  110,591                -                       110,591
Retained earnings - pre November 5, 1991        1,331                          1,331                             -
Retained earnings - post November 5, 1991      11,887        (6,538)          44,096          56,341        17,594
                                           ----------    ----------       ----------      ----------    ----------

                                               13,218       104,187           45,427          56,341       128,319
                                           ----------    ----------       ----------      ----------    ----------

Total liabilities and stockholders equity      48,711       172,867           86,057          70,944       206,465
                                           ==========    ==========       ==========      ==========    ==========

                                                                      EXHIBIT A4
                                                                      ----------
                      CATALYST VIDALIA HOLDING CORPORATION
                              VIDALIA HOLDING, LLC
                          CATALYST VIDALIA CORPORATION

                      CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                             (DOLLARS IN THOUSANDS)

                                                                                  CONSOLIDATION ENTRIES
                                                                  CVHC           ----------------------         CONSOL-
                                                     CVC         VH LLC           DEBIT          CREDIT         IDATED
                                                 ----------    ----------       ----------      ----------    ----------
Revenue

 Equity interest in operating results-

  Catalyst Old River Hydroelectric Ltd. Ptr.          4,325        (3,669)                                           656

  Catalyst Vidalia Corporation                                      3,242            3,242                             -

 Management fee, incl. int.  - CORHLP                 1,891                                                        1,891

 Interest income DCI                                                  650                                            650

 Interest income - other                                 29             3                                             32

 Other, net                                                                                                            -
                                                 ----------    ----------       ----------      ----------    ----------

    Total Income                                      6,245           226            3,242               -         3,229
                                                 ----------    ----------       ----------      ----------    ----------

 General and administrative                              92            28                                            120

 Management consulting fees                             750                                                          750

 Write-off receivable from VCH                                        369                                            369

 Amortization of start-up costs                                         4                                              4

 Interest expense TCG                                                 977                                            977

 Interest expense DCI                                                 616                                            616

 State franchise and income taxes                                                                                      -
                                                 ----------    ----------       ----------      ----------    ----------

    Total Expenses                                      842         1,994                -               -         2,836
                                                 ----------    ----------       ----------      ----------    ----------

Pretax income (loss)                                  5,403        (1,768)           3,242               -           393

Tax (provision) benefit                              (2,161)            -              158           2,161          (158)
                                                 ----------    ----------       ----------      ----------    ----------

Net income (loss)                                     3,242        (1,768)           3,400           2,161           235
                                                 ==========    ==========       ==========      ==========    ==========


                                                                      EXHIBIT A4
                                                                      ----------
                                      CVHC
                          CONSOLIDATING JOURNAL ENTRIES
                                     (000'S)
                                    12/31/99

     1.* Retained Earnings                                 32,051
          Investment in CVC                                              32,051

          Reverse CVCH's equity pick-up of CVC
          11/5/91-12/31/98

     1a.  Equity pick-up of CVC                             3,242
          Investment in CVC                                               3,242

          Reverse CVCH's equity pick-up of CVC
          1/1-12/31/99

      2.  Management fee income-CVHC
          Management fee expense-CVC

          Offset CVC managemetn fee expense against CVHC management fee income

      3.  Provision for Taxes - Federal & State               158
          Retained Earnings
           Deferred Taxes Payable                                           158

           Record Top Side Tax Provision
       *  Historical

      4.  Management fee payable                                -
          Management fee receivable                                           -

          Reverse CVC's management fee payable to CVHC against CVHC's management fee receivable from CVC.

      5.  Investment in CORHLP                            111,942
          Federal income taxes payable-I/C account         10,338
          Additional paid in capital                            -
          Retained earnings pre 11/15/91                    1,331
          Deferred FIT receivable                                           112
          I/C account                                                         -
          Investment in CVC                                             123,499

          Record original investment elimination and purchase, adjusted for 77,450 dividend prior to 98, price accounting as of 11/5/91.

                                                                      EXHIBIT A4
                                                                      ----------

                                      CVHC
                          CONSOLIDATING JOURNAL ENTRIES
                                     (000's)
                                    12/31/99

   6.     Retained earnings post 11/5/91                    1,239
          1999 consolidating P/L entries                                  1,239

          Record 1999 P/L consolidating entries against retained earnings

   7.     Deferred Taxes Payable                            2,161
          Retained Earnings
          Tax Provision                                                   2,161

          Eliminate Effect of CVC Taxes Payable

   8.     Receivable from TCG, Inc.                                           -
          Intercompany Payable - TCG, Inc.                      -

          To offset the receivable against the payable.

   9.*    Retained Earnings                                10,238
          Investment in CORHLP                                           10,238

          To lower investment basis in CORHLP
          to correct amount.

  10.*    Investment in CVC                                19,516
          Retained Earnings                                              19,516

          To reverse book entry for consolidation

                                                                      EXHIBIT A4
                                                                      ----------
                                      CVHC

                          CONSOLIDATING JOURNAL ENTRIES
                                     (000'S)
                                    12/31/99

    11*.  FIT Payable - I/C account                   7,316

          Retained Earnings                                         7,019

          Deferred FIT receivable                                     241

          Deferred State tax receivable                                56

          DIT payable - Federal I/C account           3,101

          DIT payable - State  I/C account              322

          Retained Earnings                                         3,423

          Federal income taxes payable-I/C account      775

          State income taxes payable-I/C account        185

          Deferred FIT receivable                                     775

          Deferred State receivable                                   185

          Deferred tax asset-FIT                      4,809

          Deferred tax asset-State                    1,182

          Deferred tax liability-FIT                    629

          Deferred tax liability-State                  161

          Retained earnings post 11/5/91                323

          Income taxes payable-I/C                                  7,104

          Deferred Tax Provision-1996                 3,924

          Retained Earnings                                         3,924

          Deferred Income Tax Payable                 4,622

          Deferred Income Tax Receivable - Fed.                     3,681

          Deferred Income Tax Receivable - State.                     941

          To consolidate prior consolidation entries 3,4,7,8,10,11.

     12.  Deferred Income Taxes                       7,341
          Income Taxes Payable                                      7,341

          To Zero Out Income tax payable

     13.  Investment in CVC                          22,459
          Retained Earnings                                        22,459

          Consolidation entry for dividend